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CUSIP No. 249509100
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                                    EXHIBIT 1

     AGREEMENT dated as of February 6, 2003, by and among Donald A. Yacktman ("Yacktman"), Yacktman Asset Management Co., an Illinois corporation ("Yacktman Asset Management") and The Yacktman Funds, Inc., a Maryland corporation (the "Yacktman Funds").

     WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

     Each of Yacktman, Yacktman Asset Management and The Yacktman Funds hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on
Schedule 13G relating to their ownership of the Common Stock of Department 56 Incorporated and hereby further agree that said Statement shall be filed on behalf of each of Yacktman, Yacktman Asset Management and The Yacktman Funds. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Department 56 Incorporated.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        /s/ Donald A. Yacktman
                                        ----------------------------------------
                                        Donald A. Yacktman


                                        THE YACKTMAN FUNDS, INC.


                                        By:  /s/ Donald A. Yacktman
                                            ------------------------------------
                                             Donald A. Yacktman
                                             President


                                        YACKTMAN ASSET MANAGEMENT CO.


                                        By:  /s/ Donald A. Yacktman
                                            ------------------------------------
                                             Donald A. Yacktman
                                             President


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